EXHIBIT 24

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clyde R. Moore, Jerry Kronenberg and Fred R. Jones, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to execute a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of Common Stock of Thomas & Betts Corporation in an aggregate amount up to 85,566 shares of Common Stock in connection with the acquisition of all of the issued and outstanding shares of Shamrock Conduit Products, Inc. and any and all amendments to such Registration Statement whether filed prior or subsequent to the time such Registration Statement becomes effective, including amendments and any post-effective amendments to such Registration Statement for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue of these presents.

Signature	Capacity	Date
/s/ CLYDE R. MOORE Clyde R. Moore	President, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 1999
/s/ FRED R. JONES Fred R. Jones	Vice President—Chief Financial Officer (Principal Financial and Principal Accounting Officer)	October 14, 1999
/s/ ERNEST H. DREW Ernest H. Drew	Director	October 17, 1999
/s/ T. KEVIN DUNNIGAN T. Kevin Dunnigan	Chairman of the Board and Director	October 15, 1999
/s/ JEANANNE K. HAUSWALD Jeananne K. Hauswald	Director	October 18, 1999

Ronald B. Kalich, Sr.	Director
/s/ ROBERT A. KENKEL Robert A. Kenkel	Director	October 15, 1999
/s/ KENNETH R. MASTERSON Kenneth R. Masterson	Director	October 14, 1999
/s/ THOMAS C. MCDERMOTT Thomas C. McDermott	Director	October 15, 1999
/s/ JEAN-PAUL RICHARD Jean-Paul Richard	Director	October 16, 1999
/s/ JERRE L. STEAD Jerre L. Stead	Director	October 17, 1999
/s/ WILLIAM H. WALTRIP William H. Waltrip	Director	October 15, 1999